                                                                       EXHIBIT 9

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF AUGUST 16, 1999, AS AMENDED ON JANUARY 14, 2000, A COPY OF WHICH MAY BE OBTAINED FROM PARTY CITY CORPORATION AT ITS PRINCIPAL OFFICE.

                             PARTY CITY CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

No. W-5A                                                      September 28, 2001

               THIS WARRANT ("Warrant") entitles SPECIAL VALUE BOND FUND, LLC or its transferees and assigns (collectively, the "Holder"), for value received, to purchase from PARTY CITY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), during the period commencing as of the date hereof and ending at 5:00 p.m. (New York City time) on August 16, 2006 (the "Expiration Date") TWO MILLION FOUR HUNDRED NINETY-SIX THOUSAND (2,496,000) shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock" and such number of shares, as adjusted, being referred to herein as the "Shares") at a price of $1.07 per share (as adjusted, the "Exercise Price").

               Effective as of the date hereof, the Holder partially exercised Amended and Restated Warrant No. W-5 of the Company dated as of January 14, 2000 (the "Existing Warrant"). The Existing Warrant covered 3,096,000 shares of Common Stock and the Holder exercised the Existing Warrant for 600,000 shares of Common Stock. The Existing Warrant amended, restated and superseded that certain warrant No. W-1 of the Company, dated as of August 16, 1999, issued to Tennenbaum & Company, LLC. In accordance with Section 1.1 of the Existing Warrant, upon the Holder's partial exercise of the Existing Warrant, the Company cancelled the Existing Warrant and executed and delivered this Warrant in substantially identical form for the remaining shares of Common Stock subject to the Existing Warrant. The Company acknowledges that the effective issuance date of this Warrant shall continue to be deemed to be August 16, 1999.

               The Holder of this Warrant agrees with the Company that this Warrant is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

        1. EXERCISE OF WARRANT.

               1.1 EXERCISE BY PAYMENT OF CASH OR SURRENDER OF NOTES. The Holder may exercise this Warrant at any time or from time to time on any business day prior to or on the Expiration Date, for the full or any lesser number of shares of Common Stock purchasable hereunder, by surrendering this Warrant to the Company at its principal office, together with a duly executed Notice of Exercise (in substantially the form attached hereto as Annex I), and:

                      (a) payment in cash or by check of the aggregate Exercise Price then in effect for the number of shares for which this Warrant is being exercised; or

                      (b) the surrender for cancellation at the principal office of the Company of any Note (as defined in that certain Securities Purchase Agreement dated as of August 16, 1999 by and among the Company and certain investors named therein, as amended on January 14, 2000 (collectively, the "Purchase Agreement")) or portion thereof, in a principal amount equal to the Exercise Price then in effect for the number of shares for which this Warrant is being exercised.

               Promptly after such exercise, the Company shall issue and deliver to the Holder a certificate or certificates representing the number of shares of Common Stock issuable upon such exercise. Upon issuances by the Company in accordance with the terms of this Warrant, all such shares of Common Stock shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and encumbrances with respect to the issuance thereof, except as set forth in the Company's Certificate of Incorporation or bylaws, each as may be amended, any applicable restrictions on sale set forth therein or pursuant to federal or state securities laws and any restrictions on transfer set forth herein, in the Purchase Agreement or in that certain Investors Rights Agreement by and among the Company, the Holder and the other parties set forth therein (the "Investors Rights Agreement"). To the extent permitted by law, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided herein, even if the Company's stock transfer books are at that time closed and the Holder shall be treated for all purposes as the holder of record of the Common Stock to be issued upon such exercise as of the close of business on such date. Upon any exercise of this Warrant for fewer than all Shares represented by this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants in substantially identical form for the remaining shares of Common Stock subject to this Warrant.

               1.2 NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the Current Market Price (as defined in Section 2.5 hereof) of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment with cash, certified or cashier's check, the Holder may elect to make a cash-free exercise of this Warrant and thereby to receive Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election, in which event the Company shall issue to the Holder a number of Shares of Common Stock computed using the following formula:

               X  =  Y (A-B)
                    ---------
                       A

               Where   X = the number of Shares of Common Stock to be issued
                           to the Holder

                       Y = the gross number of Shares of Common Stock
                           purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the gross number of Shares purchased under this Warrant being canceled (at the date of such calculation)

                       A = the Current Market Price (as defined in Section
                           2.5 hereof) of one share of the Company's Common Stock (at the date of such calculation)

                       B = Exercise Price (as adjusted to the date of such
                           calculation)

        2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES ISSUABLE. The Exercise Price and the number of Shares issuable upon the exercise of the Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 2. For purposes of this Section 2, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

               2.1 ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company:

                      (a) declares or pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                      (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

                      (c) combines its outstanding shares of Common Stock into a smaller number of shares;

                      (d) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock; or

                      (e) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of the Warrant as in effect immediately prior to such action shall be proportionately adjusted so that the Holder may receive the aggregate number and kind of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                      If after an adjustment the Holder upon exercise of the Warrant may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, which shall be made by the Board of Directors of the Company in good faith and on a reasonable basis, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 2.

                      The above adjustments shall be made successively whenever any event listed above shall occur.

               2.2 ADJUSTMENT FOR RIGHTS ISSUE. If the Company sets a record date for the distribution of any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within sixty (60) days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Current Market Price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                           O +(N x P)
                               -----
               E' = E x          M
                         ------------
                             O + N

               Where E' = the adjusted Exercise Price.

                     E  = the current Exercise Price.

                      O = the number of shares of Common Stock outstanding on
                          the record date.

                      N = the number of additional shares of Common Stock
                          offered pursuant to such rights issuance.

                      P = the offering price per share of the additional shares.

                      M = the Current Market Price per share of Common Stock on
                          the record date.

               The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If no rights, options or warrants are distributed or at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

               2.3 ADJUSTMENT FOR CERTAIN OTHER DISTRIBUTIONS. If the Company sets a record date for distribution to all holders of its Common Stock any of its assets (including but not limited to cash, but excluding ordinary dividends), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

               E' = E x (M - F)
                        -------
                           M

               Where E' = the adjusted Exercise Price.

                     E  = the current Exercise Price.

                     M  = the Current Market Price per share of Common
                          Stock on the record date mentioned above.

                     F  = the fair market value on the record date of the
                          assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value in good faith and on a reasonable basis.

               The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If such distribution is not made, the Exercise Price shall be immediately readjusted to what it would have been without regard to such distribution.

               This subsection does not apply to rights, options or warrants referred to in Section 2.2.

               2.4 ADJUSTMENT FOR DISTRIBUTION IN SETTLEMENT OF LEGAL CLAIMS. In the event the Company agrees to issue, grant or otherwise distribute shares of its Common Stock or any securities exercisable for, or exchangeable into, shares of its Common Stock in respect of any claims by its stockholders under that certain litigation filed in the United States District Court for the District of New Jersey under the caption In re Party City Corp. Securities Litigation, or other claims from stockholders of the Company arising out of similar facts or circumstances, the number of shares of Common Stock (calculated to the nearest hundredth) issuable upon exercise of this Warrant and the Exercise Price shall be adjusted in accordance with the following formulas:

               N' = N + (S * N )
                             -
                             I

               E' = E * N
                    -----
                      N'

               Where  N' = the adjusted number of Shares issuable upon
                           exercise of the Warrant by payment of the adjusted Exercise Price.

                      N  = the number of Shares issuable upon exercise of
                           the Warrant prior to the adjustment.

                      S  = the number of shares of Common Stock issued in
                           respect of the claim (or shares of Common Stock issuable upon conversion of securities issued in respect of the claim).

                      I  = the aggregate number of issued and outstanding
                           shares of Common Stock prior to the issuance of shares of Common Stock (or convertible securities) in respect of the claim.

                      E' = the adjusted Exercise Price.

                      E  = the current Exercise Price.

               The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If such distribution is not made, the Exercise Price shall be immediately readjusted to what it would have been without regard to such distribution.

               2.5 CURRENT MARKET PRICE. The "Current Market Price" per share of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market ("NMS"), or the primary national securities exchange on which the Common Stock is then quoted; provided, however, that if the Common Stock is neither traded on the NMS nor on a national securities exchange, the price referred to above shall be the price reflected on Nasdaq, or if the Common Stock is not then traded on Nasdaq, the price reflected in the over-the-counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function, and provided, further, that if the Common Stock is not publicly traded, the Current Market Price of the Common Stock shall be the fair market value as determined in good faith by the Board of Directors of the Company.

               2.6 WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. No adjustment in the Exercise Price and/or the number of Shares subject to this Warrant shall be made if such adjustment would result in a change in (a) the Exercise Price of less than one cent ($0.01) per share or (b) the number of Shares represented by this Warrant of less than one share (the "Adjustment Threshold Amount"). Any adjustment not made because the Adjustment Threshold Amount is not satisfied shall be carried forward and made, together with any subsequent adjustments, at such time as (i) the aggregate amount of all such adjustments is at least equal to the Adjustment Threshold Amount or (ii) this Warrant is exercised.

               2.7 WHEN NO ADJUSTMENT REQUIRED.

                      (a) No adjustment need be made for a transaction referred to in Sections 2.1, 2.2 or 2.3 to the extent the Holder participates in the transaction by virtue of the Holder's position as the holder of this Warrant.

                      (b) No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest approved by the Board of Directors of the Company.

                      (c) No adjustment need be made for a change in the par value or no par value of the Common Stock.

               2.8 VOLUNTARY REDUCTION. The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least twenty (20) days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

               Whenever the Exercise Price is reduced, the Company shall provide the Holder a notice of the reduction. The Company shall provide notice at least fifteen (15) days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

               A reduction hereunder of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of Sections 2.1, 2.2 and 2.3.

               2.9 NOTICE OF CERTAIN TRANSACTIONS. If:

                      (a) The Company takes any action that would require an adjustment in the Exercise Price pursuant to Sections 2.1, 2.2 or 2.3;

                      (b) The Company takes any action that would require a supplemental warrant pursuant to Section 2.10; or

                      (c) there is a liquidation or dissolution of the Company;

the Company shall provide the Holder a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall provide notice at least fifteen
(15) days before such date. Failure to provide the notice or any defect in it shall not affect the validity of the transaction or the rights of the Holder hereunder.

               2.10 REORGANIZATION OF COMPANY. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with, and as a condition to effectiveness of, the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental warrant so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 2. The successor Company shall provide the Holder a notice describing the supplemental warrant.

               If the issuer of securities deliverable upon exercise of warrants under the supplemental warrant is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental warrant.

               If this Section 2.10 applies, Sections 2.1, 2.2 and 2.3 do not apply.

               2.11 COMPANY DETERMINATION FINAL. Any determination that the Company or the Board of Directors must make pursuant to this Section 2 must be made by consent of at least three-fourths of the members of the Board of Directors. Any such determination shall be deemed presumptively correct absent manifest error.

               2.12 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to this Section 2, the Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula (other than Section 2.4 in which case the number of Shares will be adjusted in accordance with the provisions of said section):

               N' = N x   E
                          -
                          E'

               Where  N' = the adjusted number of Shares issuable upon
                           exercise of the Warrant by payment of the adjusted Exercise Price.

                      N  = the number or Shares previously issuable upon
                           exercise of the Warrant by payment of the Exercise Price prior to adjustment.

                      E' = the adjusted Exercise Price.

                      E  = the Exercise Price prior to adjustment.

               2.13 NOTICE OF ADJUSTMENT OF EXERCISE PRICE. Whenever the Company shall take any action resulting in any adjustment provided for in this Section 2, the Company shall forthwith deliver or cause to be delivered notice of such action to the Holder, which notice shall set forth the number of Shares then subject to the Warrant and the purchase price thereof resulting from such adjustment. Written notice shall be delivered in accordance with the provisions of Section 10.

        3. RIGHTS OF THE HOLDER.

               3.1 NO RIGHTS AS STOCKHOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares of Common Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

               3.2 REGISTRATION RIGHTS. The Holder shall have those registration rights and obligations as defined in the applicable provisions of the Investor Rights Agreement.

        4. NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in effecting the terms of this Warrant and in taking all actions necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment of its rights hereunder.

        5. NO FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. In lieu of issuing any fractional share, the Company shall pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the Current Market Price.

        6. RESERVATION OF STOCK ISSUABLE UPON EXERCISE OF WARRANT. The Company covenants and agrees that during the period of time during which this Warrant is exercisable, it will at all times have authorized and reserved solely for issuance and delivery upon the exercise of this Warrant, all such shares of Common Stock and other stock, securities and property as from time to time are receivable upon the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company further covenants that all shares issuable upon exercise of this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue of such shares (other than taxes in respect of any transfer occurring contemporaneously with such exercise and payment or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares of Common Stock upon the exercise of this Warrant and covenants that all such Shares, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer set forth in this Warrant and applicable state and federal securities laws.

        7. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant for any issue tax (other than applicable income taxes) in respect thereof, provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of this Warrant being exercised.

        8. TRANSFER RESTRICTIONS. This Warrant may be transferred in whole or in part. Any transfer of this Warrant permitted under this Section 8 shall be made only upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the Holder named on the face hereof) to the Company at its principal office, in which event the Company will issue and deliver a new warrant or warrants in substantially identical form representing in the aggregate, the same number of shares of Common Stock, in the denomination or denominations requested, to or on the order of such Holder upon payment by such Holder of any applicable transfer taxes; and provided further that all reasonable expenses incurred in connection with such re-issuance and delivery shall be borne by the Holder. The terms of this Warrant shall be binding upon the executors, administrators. heirs, successors and assigns of the Holder.

        9. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation hereof, the Company, at its expense, shall issue a new warrant in substantially identical form in replacement hereof.

        10. NOTICES. Notices and other communications under this Warrant shall be in writing and shall be delivered by facsimile transmission, hand or courier service, or mailed by registered or certified mail, return receipt requested, addressed, (a) if to the original Holder, at the address set forth in Schedule A to the Purchase Agreement or at such other address as the Holder shall have furnished to the Company in writing, or (b) if to any other Holder, at such address as such other Holder shall have furnished to the Company in writing, or, until any such other Holder so furnishes to the Company an address, then to and at the address of the last Holder of such Note who has furnished an address to the Company, or (c) if to the Company, at its address set forth in the Purchase Agreement, to the attention of Corporate Secretary, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holder in writing. Any notice so addressed and delivered by facsimile transmission, hand or courier shall be deemed to be given when received, and any notice so addressed and mailed by registered or certified mail shall be deemed to be given three business days after being so mailed.

        11. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by the laws of the State of New York.

        12. EXPIRATION DATE. If the last day on which this Warrant may be exercised, or on which it may be exercised at a particular Exercise Price, is a Saturday, Sunday or a legal holiday or a day on which banking institutions doing business in Los Angeles or the City of New York are authorized by law to close, this Warrant may be exercised prior to 5:00 p.m. (New York City time) on the next full business day with the same force and effect and at the same Exercise Price as if exercised on such last day specified herein.

        13. MODIFICATION AND WAIVER. The terms of this Warrant or any term hereof may be changed, waived, discharged or terminated only by the written consent of the Holder.

        14. HEADINGS. The descriptive headings in this Warrant are included for convenience only, and do not constitute a part hereof.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on the date first set forth above.


                                            PARTY CITY CORPORATION
                                            400 Commons Way
                                            Rockaway, New Jersey 07866


                                            By:  /s/ Thomas E. Larson
                                               -------------------------------
                                            Name:  Thomas E. Larson
                                            Title:  Chief Financial Officer

                                     ANNEX I

                               NOTICE OF EXERCISE
                  (To be signed only upon exercise of Warrant)

To:     Party City Corporation
        400 Commons Way
        Rockaway, New Jersey 07866
        Attn:  Corporate Secretary

        The undersigned, Holder of the attached Warrant No. W-____, hereby irrevocably elects to exercise the purchase right represented by this Warrant as follows:

      [ ] The undersigned elects to purchase _________ shares of Common Stock of Party City Corporation for cash or check and herewith makes payment of $_______ for those shares.

      [ ] The undersigned elects to purchase _________ shares of Common Stock of Party City Corporation through the surrender of Notes (as such term is used in the Warrant) in the principal amount of $_______ as payment for those shares.

      [ ] The undersigned elects to effect a net exercise of this Warrant, exercising this Warrant as to the following gross number of shares: ___________. The undersigned understands that the actual number of shares issuable will be determined in accordance with
                Section 1.2 of this Warrant.

        The undersigned requests that the certificates for the shares be issued in the name of, and delivered to, _______________________*, whose address is
_____________________________________________________________________.


Dated:                      ,
      ---------------------- ------         --------------------------------
                                                        Signature
                                            (Signature must conform in all
                                            respects to name of Holder as
                                            specified on the face of the
                                            attached Warrant.)


                                            Holder:
                                                   ---------------------------
                                            By:
                                               -------------------------------
                                            Title:
                                                  ----------------------------

                                            ----------------------------------
                                            Address

                                            ----------------------------------

                                            ----------------------------------

* If the stock is to be issued to anyone other than the registered Holder of this Warrant, this Notice of Exercise must be accompanied by an opinion of counsel to the effect that such transfer may be effected without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.